Exhibit 99.1

Contacts:
U.S. Media	Ryan Houck	904-357-9134
Canadian Media	Louis Aucoin	514-571-6033
French Media	Christian Ribeyrolle	+30(0)5 57 96 52 87
Investors	Mickey Walsh	904-357-9162

Rayonier Advanced Materials Completes Acquisition of Tembec

Jacksonville, Florida and Montreal, Québec, November 20, 2017 - Rayonier Advanced Materials Inc. (NYSE:RYAM) announced today that it has completed the acquisition of Tembec Inc., combining two complementary high purity cellulose businesses and diversifying its product offerings with integrated forest products, paper, paperboard and newsprint businesses. The combined company, which will operate under the name Rayonier Advanced Materials, will be a stronger, more diversified global leader in its core businesses with an expanded international footprint that further positions it to serve the larger customer base with the highest quality products and services. In addition, the combined company offers enhanced new product development capabilities, a broader and more versatile asset base, and the financial strength to invest back into its businesses for continued growth.
“This acquisition advances our strategic growth objectives and provides an accretive and attractive value proposition for our shareholders by more than doubling our revenues, diversifying our product offering in high purity cellulose and allowing us to expand into new adjacent businesses,” said Paul Boynton, Chairman, President and Chief Executive Officer of Rayonier Advanced Materials. “Rayonier Advanced Materials and Tembec are not only a good strategic fit, but we are also an excellent cultural fit. We are excited to welcome the Tembec employees to Rayonier Advanced Materials as we continue to execute on our four strategic pillars of growth.”

About Rayonier Advanced Materials
Rayonier Advanced Materials is a global manufacturer of forest products, including lumber, paper, packaging and a global leader of high purity cellulose, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. With manufacturing operations in the U.S., Canada and France, Rayonier Advanced Materials employs approximately 4,200 people and generates approximately US$2 billion of revenues. More information is available at www.rayonieram.com.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com

Exhibit 99.1

Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.
Such risks and uncertainties include, but are not limited to: competitive pressures in the markets in which we operate, especially with respect to increases in supply and pressures on demand for our products, which impact pricing; our ability to complete our announced cost and debt reduction initiatives and objectives within the planned parameters and achieve the anticipated benefits; our customer concentration, especially with our three largest customers; changes in global economic conditions, including currency; the Chinese dumping duties currently in effect for commodity viscose pulps; potential legal, regulatory and similar challenges relating to our permitted air emissions and waste water discharges from our facilities by non-governmental groups and individuals; the effect of current and future environmental laws and regulations as well as changes in circumstances on the cost and estimated future cost of required environmental expenditures; the potential impact of future tobacco-related restrictions; potential for additional pension contributions; labor relations with the unions representing our hourly employees; the effect of weather and other natural conditions; changes in transportation-related costs and availability; the failure to attract and retain key personnel; the failure to innovate to maintain our competitiveness, grow our business and protect our intellectual property; uncertainties related to the availability of additional financing to us in the future and the terms of such financing; our inability to make or effectively integrate current and future acquisitions and engage in certain other corporate transactions; any failure to realize expected benefits from our separation from Rayonier Inc.; risks related to our acquisition of Tembec Inc., including the failure to obtain the anticipated benefits and synergies from the acquisition and the impact of additional debt we incurred and equity issued to finance the acquisition; financial and other obligations under agreements relating to our debt; and uncertainties relating to general economic, political, and regulatory conditions.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Rayonier Advanced Materials assumes no obligation to update these statements except as is required by law.

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CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RayonierAM.com